Exhibit 13(b)(ii)

FORM OF SECOND AMENDMENT

TO

FUND SUB-ADMINISTRATION SERVICING AGREEMENT

THIS SECOND AMENDMENT TO THE FUND SUB-ADMINISTRATION SERVICING AGREEMENT (the “Agreement”) is made as of [            ], 2014, by and between Tocqueville Asset Management L.P., a limited partnership (“TAM”) and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company (“USBFS”).

The parties hereto, desiring to amend the Agreement, agree as follows:

W I T N E S S E T H:

WHEREAS, TAM and USBFS desire to amend Exhibit A of the Agreement dated as of June 26, 2007, as amended September 24, 2009, to include The Tocqueville Alternative Strategies Fund as an investment portfolio for which USBFS renders administrative services and to amend the name of a Fund.

NOW, THEREFORE, the parties hereby agree that Exhibit A to the Agreement is hereby amended as follows:

EXHIBIT A TO THE AGREEMENT

SERIES OF THE TOCQUEVILLE TRUST

(Revised [            ], 2014)

The Tocqueville Fund

The Tocqueville Opportunity Fund

The Tocqueville International Value Fund

The Tocqueville Gold Fund

The Delafield Fund

The Tocqueville Select Fund

The Tocqueville Alternative Strategies Fund

IN WITNESS WHEREOF, the parties hereto have executed this SECOND AMENDMENT TO THE AGREEMENT as of the day and year first above written.

TOCQUEVILLE ASSET MANAGEMENT L.P.

By:
Name:
Title:

U.S. BANCORP FUND SERVICES, LLC

By:
Name:
Title: